Exhibit 99.12

Hau Tsin Shoon’s Employment Contract

EMPLOYMENT CONTRACT

EMPLOYMENT CONTRACT ("Contract"), between Mezabay International Inc., a Nevada corporation with its common stock currently quoted on FINRA’s Over-the-counter Bulletin Board, having an office address at 800 5th Avenue, Suite 4100, Seattle, Washington 98104, USA (hereinafter called “ The Company”), and  Shoon Hau Tsin of 30, Jalan SS20/18, Damansara Utama, 47400, Petaling Jaya, Selangor, Malaysia (hereinafter called “Shoon”).

WHEREAS, The Company wishes to engage the services of Shoon as Chief Executive Officer of The Company, and

WHEREAS, Shoon is willing to provide his services and to undertake the duties and responsibilities described below and other duties and responsibilities as may be assigned to him by the Company from time to time during the term of this Contract upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, all prior contracts between the parties are waived and of no further effect, and the parties to this Contract agree as follows:

1.           EMPLOYMENT

The Company shall contract with Shoon, and Shoon shall serve as Chief Executive Officer during the term of employment set forth in Paragraph 2 of this Contract .The Company and other subsidiaries, associated companies and affiliates of the Company are engaged in the Asia region, in providing e-commerce and m-commerce as well as payments and loyalty rewards products and services.

2.           TERM

The term of this Contract shall be for a period of three (3) years commencing on September 23, 2009 (hereinafter referred to as “Commencement Date”)

3.           JOB TITLE AND DUTIES

3.1           Title and Duties
Shoon shall have duties and responsibilities commensurate with his title and position from time to time. Shoon shall devote his time and attention to, and exert his best efforts in the performance of his duties hereunder, so as to promote the businesses of The Company and the subsidiaries, associated companies and affiliates of The Company.

As Chief Executive Officer, Shoon shall report directly to the Board of Directors of The Company and shall be responsible for the overall business matters, financial budgeting and reporting of all the subsidiaries and associated companies of The Company, including any other business related matters which may be assigned to him by The Company from time to time. His duties shall include the supervision of all the staff of The Company and its subsidiaries and associated companies, including The Company.

The Company will determine and notify Shoon of his duties and responsibilities from time to time during the term of this Contract.

3.2            Confidential Information
 Shoon shall not, directly or indirectly, or at any time, during the term of this Contract hereunder or thereafter and without regard to when or for what reason, if any, use or permit the use of any trade secrets, customers' lists, or other information of, or relating to  The Company and/or any of its subsidiaries or associated companies or affiliates in connection with any of  their  activities or businesses, except as may be necessary in the performance of his duties hereunder or as may be required by any applicable law or determination of any duly constituted administrative agency.

4.           COMPENSATION AND EXPENSES

4.1           Compensation
(i) Base Salary
The Company shall pay Shoon a basic salary of US Dollar Ten Thousands ($10,000) per month and such salary shall be revised upward annually at a rate as may be solely determined by The Company based on an annual review of his performance as may be conducted by The Company. In making monthly payment of the said basic salary to Shoon, The Company shall be entitled to deduct any cash based compensation which he may be paid by any of its subsidiaries and/or associated companies and/or affiliates.

(ii) Benefits
Shoon shall be entitled to enjoy all the employee benefit plans that The Company may implement from time to time for the employees of equal rank.

(iii) Incentives
Shoon shall be entitled to participate in any performance incentive plan that The Company may implement from time to time.

4.2           Business Expenses
The Company or its subsidiary or associated company or affiliate will reimburse him for all reasonable expenses properly incurred by him in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and/or similar documentation, and otherwise in accordance with policies established from time to time by the above said companies.

4.3           Housing Allowance
Should Shoon be discharging his duties and responsibilities under this Contract from the Company’s subsidiary’s office in Malaysia or required to be located to any of the subsidiaries or associated companies or affiliates located outside of Malaysia , Shoon shall be entitled to a company paid accommodation for him and his immediate family members or a monthly housing allowance of a reasonable amount to be solely determined by The Company, payable monthly.  This allowance will be paid directly to Shoon who will be responsible for negotiating and concluding his own contractual arrangements for housing and making all relevant payments.

4.4           Work Location And Taxes
For the purpose of Compensation payable to Shoon under this Contract, Shoon is deemed to be based in Malaysia. Shoon shall be fully responsible for any income tax or other taxes he may be subjected to in Malaysia and/or any country which he may be located to discharge his duties and responsibilities under this Contract.

5.           Holidays and Annual Vacation Leave
Shoon shall be entitled to all public holidays in the country he is located at the time, in addition, to annual vacation leave which shall accrue on a pro rata basis during the contract term at the rate of Eighteen (18) days per annum which vacation and/or personal day(s) shall be taken by him at such time or times as are consistent with the needs of the business.

6.           TERMINATION AND SEVERANCE PAYMENT

6.1           Termination
Upon the occurrence of an event of termination (as hereinafter defined) during the period of Shoon's employment under this Contract, the provisions of this Paragraph 6 shall apply for consequence relating to the financial obligations of the parties hereto.  As used in this Contract an "event of termination" shall mean and include any one or more of the following:

(i)           The termination by The Company of Shoon's employment under this Contract hereunder due to "cause" as defined in (iii) herein below;  and in which event, The Company shall be entitled to discontinue all it obligations under this Contract.

(ii)           Shoon's resignation from The Company pursuant to the provisions of this paragraph, upon material breach of this Contract by the Company and such breach continues for at least ninety (90) days following written notification by Shoon. Upon the occurrence of the event described above, Shoon shall have the right to elect to terminate his employment under this Contract by resignation upon not less than thirty (30) days prior written notice, and in which event, The Company shall be obligated to pay to Shoon, within 30 days from the date of termination of Shoon’s employment with The Company, an amount equals to last drawn monthly basic salary multiplied by three (3).

(iii)           Termination by The Company for "cause" shall mean Shoon's termination by action of The Company because of dishonesty, gross neglect of duties hereunder, conviction of a felony, engaging directly or indirectly in any competing business of The Company or it subsidiaries or associated companies or affiliates, or willful misconduct.

(iv)           Termination by action of The Company without “cause”, and in which event, The Company shall be obligated to pay to Shoon, within 7 days from the date of termination of Shoon’s employment with The Company, an amount equals to the last drawn monthly basic salary multiplied by three (3).

(v)           Shoon’s resignation from The Company with whatever reason other than that stated in Clause 6 (ii) above or medical reason, and in which event, Shoon shall be obligated to pay to the Company, within 7 days from the date of termination of Shoon’s employment with The Company, an amount equal to the last drawn monthly salary multiplied by three (3).

7.            INTELLECTUAL PROPERTY

Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed created or made by Shoon alone or with others relating to the business of The Company or any of its subsidiaries or associated companies or affiliates during the contract period and whether or not patented or copy righted or trademarked, shall become the sole and exclusive property of the Company. Shoon shall disclose the same promptly and completely to The Company and shall, during the employment period (i) execute all documents required by The Company for vesting in  The Company the entire right, title and interest in and to same, (ii) execute all documents required by The Company for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as The Company, in its sole discretion, any desire to prosecute, and (iii) give The Company all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect The Company’s right therein and thereto.

8.           ASSIGNMENT

This Contract and any rights (including Shoon's Compensation) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that The Company shall have the right to assign its rights hereunder to any third party successor in interest of The Company whether by merger, consolidation, purchase of assets or stock or otherwise.  Any attempted assignment, pledge, transfer or other disposition of this Contract or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

9.           NOTICES

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid to, the applicable party and addressed as follows:

(i) if to The Company:
MEZABAY INTERNATIONAL, Inc.
C-01-02, Jalan Usahawan 1,
SME Technopreneur Centre 2,
63000 Cyberjaya
Selangor
Malaysia
Facsimile: 603-8319 6008

(ii) if to Shoon:	30, Jalan SS20/18,
Damansara Utama
47400, Petaling Jaya,
Malaysia

10.           SEVERABILITY

If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Contract directly involved in the controversy in which such judgment shall have been rendered.

11.           WAIVER

No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy under or relating to this Contract shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies.  No single or partial exercise of any rights, powers or remedies under or relating to this Contract shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.           ENTIRE CONTRACT/GOVERNING LAW

This Contract embodies the entire understanding and supersedes all other oral or written Contracts or understandings, between the parties regarding the subject matter hereof.  No change, alteration, or modification hereof may be made except in writing signed by both parties hereto.  This Contract shall be construed and governed in all respect and shall at all times be determined in accordance with the laws of Malaysia.

14.           HEADINGS

The headings of Paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Contract.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Contract, consisting of six (6) pages, on this 23rd day of September, 2009.

Shoon Hau Tsin	Mezabay International Inc.

SHOON HAU TSIN	By: FAN FOO MIN
Malaysia I/C: 790515-14-5153	Name: Fan Foo Min
Director

Witnessed by:	Witnessed by:

TEY YONG QING	THUM MAY YIN
Name: Tey Yong Qing	Name: Thum May Yin